Exhibit 10.1(b)

Schedule of Purchasers

Name of Purchaser	Number of Series M Preferred Shares Purchased	Purchase Price
Greg Gard	55	$20.00/share
Robert Maltarich	110	$20.00/share
James Kaboski	220	$20.00/share
Stephen Auburn	220	$20.00/share
Andrew McLean	220	$20.00/share
Fred Wampnar	220	$20.00/share
Joseph Kwederis	310	$20.00/share
James Kingsley	440	$20.00/share
Kenneth Swanson	440	$20.00/share
Robert Corey	765	$20.00/share
Harold Bevis	5,000	$20.00/share